UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) March 15, 2006

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548            63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2006, Movie Gallery, Inc. (the "Company") entered into a Second Amendment (the "Second Amendment") to the Credit Agreement (as defined herein), among the Company, Movie Gallery Canada, Inc., Wachovia Bank, N.A., as U.S. Administrative Agent and U.S. Issuing Bank, and Congress Financial Corporation (Canada), as Canadian Administrative Agent and Canadian Issuing Bank (together with Wachovia Bank, N.A., the "Administrative Agents"). The Second Amendment amends the Credit Agreement dated as of April 27, 2005 (the "Credit Agreement"), as amended on September 23, 2005, among the Company, Movie Gallery Canada, Inc., and a syndicate of financial institutions, including Wachovia Capital Markets LLC, as sole lead arranger and sole book running manager, Merrill Lynch, Pierce Fenner & Smith Incorporated, as syndication agent, and the Administrative Agents.

The Second Amendment amends the Company's obligations with respect to certain financial and operating covenants under the Credit Agreement. Under the Second Amendment, the Company will be required to meet the following financial covenants.

                  Leverage        Fixed Charge     Interest Coverage
                    Ratio        Coverage Ratio          Ratio
     2006 Q1         5.00             1.05                2.00
          Q2         5.75             1.05                1.75
          Q3         6.75             1.00                1.45
          Q4         6.50             1.00                1.45
     2007 Q1         2.25             1.10                3.00
          Q2         2.25             1.10                3.00
          Q3         2.25             1.10                3.00
          Q4         2.00             1.10                3.00

Each of these covenants is calculated on trailing four quarter results and is measured as of the end of such quarter based on specific definitions that are contained in the Credit Agreement. In general terms, the leverage ratio is a measurement of total net indebtedness relative to operating cash flow. The fixed charge coverage ratio is a measurement of operating cash flow plus rent less cash capital expenditures relative to total fixed charges including rent, scheduled principal payments, and cash interest. The interest coverage ratio is a measurement of operating cash flow relative to interest expense.

Furthermore, the Second Amendment makes more restrictive operating covenants regarding the Company's ability to incur indebtedness, pay dividends, redeem its capital stock, make capital expenditures, make acquisitions, and other covenants. Also, certain mandatory prepayment provisions have been modified.

The Second Amendment also amends the interest rates payable under the Credit Agreement. For the period starting April 1, 2006 until the Company delivers to the Administrative Agents its financial results for the first quarter of 2006, the interest rate for the Term Loan A and revolving facilities under the Credit Agreement will be set at the London Interbank Offered Rate ("LIBOR") plus 5.00%. After submission of financial results for the first quarter of 2006, the pricing grid is as follows:

        Leverage Ratio       LIBOR Margin
           > 4.00                5.00%
         3.25 - 4.00             3.50%
         2.75 - 3.25             2.75%
         2.25 - 2.75             2.50%
         1.75 - 2.25             2.25%
           < 1.75                2.00%

The pricing for the Term Loan B facility under the Credit Agreement was revised to reflect a rate of LIBOR plus 5.25% starting April 1, 2006 until the Company delivers to the Administrative Agents its financial results for the first quarter of 2006. After then, the interest rate will be LIBOR plus 5.25% if the Company's leverage ratio exceeds 4.00, otherwise the rate will be LIBOR plus 3.75%, as was the case during the fourth quarter of 2005 and first quarter of 2006. (The Company has the option to elect that the loans under the Credit Agreement bear interest based upon a base rate in which case the applicable margin is 1.00% less than if the loans bore interest based upon LIBOR.)

At its discretion, under the Second Amendment, if the Company's Leverage Ratio exceeds 4.00, the Company can elect to defer payment of 0.50% of the interest due as non-cash interest that will be added to the principal amount of the loans (and will then also bear interest at the applicable rates of interest set forth in the Credit Agreement).

The Company will incur fees related to this amendment consisting of a 50 basis point upfront fee totaling approximately $4.5 million and various professional fees.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 8.01.  OTHER EVENTS

On March 15, 2006, the Company issued a press release announcing that it has entered into a management agreement and alliance with Excess Space Retail Services, Inc. to explore opportunities for Movie Gallery to sublease retail space at more than 2,200 existing Movie Gallery and Hollywood Video stores. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item.

On March 16, 2006, the Company issued a press release announcing that it had entered into the Second Amendment, which also includes certain financial information as of and for the fiscal year ended January 1, 2006. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference in its entirety into this Item.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     10.1 Second Amendment, dated March 15, 2006 by and among Movie Gallery, Inc., Movie Gallery Canada, Inc., Wachovia Bank, N.A., and Congress Financial Corporation (Canada), to the Credit Agreement dated April 27, 2005, as previously amended.

     99.1   Press Release dated March 15, 2006.

     99.2   Press Release dated March 16, 2006.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: March 17, 2006


----------------------------
Timothy R. Price
Executive Vice President and
Chief Financial Officer



INDEX TO EXHIBITS

     10.1 Second Amendment, dated March 15, 2006 by and among Movie Gallery, Inc., Movie Gallery Canada, Inc., Wachovia Bank, N.A., and Congress Financial Corporation (Canada), to the Credit Agreement dated April 27, 2005, as previously amended.

99.1    Press Release dated March 15, 2006.

99.2    Press Release dated March 16, 2006.